UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2016

SEARS HOMETOWN AND OUTLET STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35641	80-0808358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Trillium Boulevard, Suite 501 Hoffman Estates, Illinois		60192
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 286-7000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2016 the Compensation Committee of the Company’s Board of Directors approved a Retention Agreement for Will Powell, the Company’s Chief Executive Officer and President (the “Retention Agreement”). The Company and Mr. Powell executed and delivered the Retention Agreement on that date. The form of the Retention Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The following summary is qualified by, and is subject to, the terms and conditions of the Retention Agreement. The Retention Agreement provides that Mr. Powell’s annual base salary will increase to $750,000 effective September 15, 2016. The Retention Agreement also provides for a $750,000 cash retention award that is payable only in cash in three equal annual installments on April 15, 2018, April 15, 2019, and April 15, 2020, except that if an Event Vesting Date occurs, each of the annual installments that is unpaid as of the Event Vesting Date will become payable immediately. “Event Vesting Date” means the earliest of the following dates: (a) the date on which the Company terminates Mr. Powell’s employment without Cause, (b) the date on which Mr. Powell terminates his employment with the Company for Good Reason, and (c) the date on which Mr. Powell notifies the Company that a Change Event has occurred, but in each circumstance only if Mr. Powell has served continuously as a full-time employee of the Company. “Good Reason” means that Mr. Powell’s annual base salary is reduced by ten percent or more or his place of employment is relocated by the Company to a business location that is more than fifty miles from the Company’s offices. “Cause” means (i) a material breach by Mr. Powell (other than a breach resulting from disability) of his duties and responsibilities, which breach is demonstrably willful and deliberate on his part, is committed in bad faith or without reasonable belief that the breach is in the best interests of the Company, and is not remedied by Mr. Powell in a reasonable period of time after receipt of written notice from the Company specifying the breach, (ii) Mr. Powell’s commission of a felony involving moral turpitude, or (iii) Mr. Powell’s dishonesty or willful misconduct in connection with his employment with the Company. “Change Event” means that (1) without Mr. Powell’s consent he no longer reports solely to the Company’s Board of Directors or (2) the Company experiences, or without Mr. Powell’s consent he experiences, an action or event (other than termination of Mr. Powell’s employment for any reason) that, with or without the passage of time, reasonably would be deemed to be, or reasonably would be deemed to result in, a reduction in Mr. Powell’s duties, responsibilities, or status as the Company’s Chief Executive Officer and President. If Mr. Powell’s disability or death occurs he or his estate or personal representative will be entitled to receive a prorated portion of unpaid annual installments.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based upon the current beliefs and expectations of the Company’s management. These forward-looking statements are subject to risks, uncertainties, and assumptions, many of which are beyond the Company’s control. Additional information concerning other factors is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016 and in subsequent filings with the SEC. The Company intends the forward-looking statements to speak only as of the time made and, except as required by law, does not undertake to update or revise the forward-looking statements as more information becomes available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The Exhibit listed in the accompanying “Exhibit Index” has been filed as part of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOMETOWN AND OUTLET STORES, INC.

By:	/s/ CHARLES J. HANSEN
Charles J. Hansen
Vice President, General Counsel, and Secretary

Date: September 16, 2016

Exhibit Index

Exhibit Number	Exhibit Description

10.1*	Retention Agreement between Registrant and Will Powell dated September 14, 2016.

*	Furnished herewith

1